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                                                                    EXHIBIT 21.1

                           INTERSTATE HOTELS COMPANY

                              LIST OF SUBSIDIARIES

                                                              STATE OF
SUBSIDIARY                                                   INFORMATION
----------                                                   -----------
CHR Consulting Company, L.L.C.                                 Delaware
CHR Services Company, L.L.C.                                   Delaware
Colony de Mexico, S.A. de C.V.                                  Mexico
Colony Hotels and Resorts Company                              Delaware
Colony International Management Company, L.L.C.                Delaware
Continental Design & Supplies Company, L.L.C.                  Delaware
Crossroads Development Company                                 Delaware
Crossroads Future Company, L.L.C.                              Delaware
Crossroads Future Corporation                                  Delaware
Crossroads Hospitality Company, L.L.C.                         Delaware
Crossroads Hospitality Tenant Company, L.L.C.                  Delaware
Crossroads/Memphis Company, L.L.C.                             Delaware
Crossroads/Memphis Partnership, L.P.                           Delaware
Don CeSar Resort Hotel, Ltd.                                   Florida
Hilltop Equipment Leasing Company, L.P.                        Delaware
Host/Interstate Partnership, L.P.                              Delaware
Huntington Hotel Partners, L.P.                                Delaware
IHC/Atlanta Corporation                                        Delaware
IHC/Blacksburg Corporation                                     Delaware
IHC/Blacksburg Partnership, L.P.                               Delaware
IHC/Brentwood Corporation                                      Delaware
IHC/Brentwood Partnership, L.P.                                Delaware
IHC/Burlington Corporation                                     Vermont
IHC Capital Corporation                                        Delaware
IHC/CG Portfolio Corporation                                   Delaware
IHC/Colorado Springs Corporation                               Delaware
IHC/Conshohocken Corporation                                   Delaware
IHC/Denver Corporation                                         Delaware
IHC/Houston Corporation                                        Delaware
IHC/Huntington Corporation                                     Delaware
IHC/Interstone Corporation                                     Delaware
IHC/Interstone Partnership, L.P.                               Delaware
IHC/Interstone Partnership II, L.P.                            Delaware
IHC/Lisle Corporation                                          Delaware
IHC Member Corporation                                         Delaware
IHC/Miami Beach Corporation                                    Delaware
IHC/Pittsburgh Partnership, L.P.                               Delaware
IHC/Roanoke Corporation                                        Delaware
IHC/Roanoke Partnership, L.P.                                  Delaware
IHC Services Company, L.L.C.                                   Delaware
IHC Title Agency Corporation                                   Delaware
IHC/Westborough Corporation                                    Delaware
IHC/Westborough Partnership, L.P.                              Delaware
IHC/Williamsburg Corporation                                   Delaware
Interstate Hotels Corporation                                Pennsylvania
Interstone/Atlanta Partnership, L.P.                           Delaware
Interstone/CGL Partners, L.P.                                  Delaware
Interstone/Colorado Springs Partnership, L.P.                  Delaware
Interstone/Conshohocken Partnership, L.P.                      Delaware
Interstone/Denver Partnership, L.P.                            Delaware
Interstone/Houston Partnership, L.P.                           Delaware
Interstone/Huntington Partnership, L.P.                        Delaware
Interstone/Lisle Partnership, L.P.                             Delaware
Interstone Partners I L.P.                                     Delaware
Interstone Three Partners I L.P.                               Delaware
Interstone Three Partners II L.P.                              Delaware
Interstone Three Partners III L.P.                             Delaware
Interstone Three Partners IV L.P.                              Delaware
Interstone/Williamsburg Partnership, L.P.                      Delaware
Northridge Insurance Company                                Cayman Islands
Orange Hotel Development Limited Partnership                   Delaware
Syracuse Realty Associates, L.P.                               Delaware
Cambridge Hotel Associates                                   Pennsylvania
HMG Beverage, Inc.                                              Texas
DFW/H&R, Inc.                                                   Texas